James Baughman
9100 E Florida Ave. Apt 1-201
Denver, CO 80247

March 28, 2018

RE: Consent

To Whom it May Concern,

I consent to having my geological work incorporated in Mineral Mountain Mining and Milling Company's Registration Statement and consent to being named as an expert in the Registration Statement

James Baughman